CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.

Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 16, 2026, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), Hamblin Watsa Investment Counsel Ltd., a corporation organized under the Laws of Canada (“HWIC”), and the persons listed under the heading “Security Holders” on Schedule A hereto (each, a “Security Holder” and collectively, the “Security Holders”, and together with the Company and HWIC, the “Parties” and each, a “Party”).  All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Security Holder is the record or beneficial owner of the number of Shares, shares of Company Preferred Stock and Company Warrants set forth opposite such Security Holder’s name on Schedule A hereto (all such Shares, shares of Company Preferred Stock and Company Warrants, and any securities convertible into or exercisable or exchangeable or redeemable for any Shares, together with any New Shares (as defined below) the Security Holders acquire record or beneficial ownership of on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, collectively, the “Subject Securities”).  As used in this Agreement, “beneficially own” and “beneficial ownership” shall mean such terms as defined in Rule 13d-3 under the Exchange Act, and a “beneficial owner” shall mean, in respect to any security, a Person who beneficially owns such security;

WHEREAS, concurrently with the execution of this Agreement, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for Parent, Merger Sub and the Company to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement, each Security Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

1.1          Agreement to Vote.  Subject to the terms of this Agreement, each Security Holder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the valid termination of this Agreement in accordance with Section 6.3, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Security Holder shall (or shall cause the holder of record of its Subject Securities to), in each case to the fullest extent that such Security Holder is entitled to vote its Subject Securities thereon in its capacity as a stockholder, and as applicable, subject to the restriction set forth in Section 9(f) of the Series C Certificate of Designations:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and

(b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of its Subject Securities (in its capacity as record or beneficial owners of the Subject Securities):

(i)  (x) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (y) in favor of any proposal by the Company to adjourn, recess or postpone any meeting of the stockholders of the Company to a later date that complies with Section 7.02 of the Merger Agreement, and (z) in favor of any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger;

(ii) against any action, agreement or transaction that would reasonably be expected to:

(A)
result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company, Parent or Merger Sub contained in the Merger Agreement or (y) the Security Holders contained in this Agreement; or

(B)
result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied or result in the satisfaction of any of the conditions set forth in Article VIII of the Merger Agreement being delayed; and

(iii) against any Acquisition Proposal or other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger; provided that the foregoing shall not require the Security Holders to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or the other Transactions if, prior to such vote, the Company has terminated the Merger Agreement pursuant to Section 9.01(f)(i) of the Merger Agreement.

From the date of this Agreement until the valid termination of this Agreement in accordance with Section 6.3, each Security Holder shall (x) retain at all times (A) record or beneficial ownership of its respective Subject Securities and (B) the right to vote its respective Subject Securities in such Security Holder’s sole discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in its capacity as a stockholder of the Company, to matters that, if such consent were a vote, would violate the voting obligations set forth in the preceding clauses (ii) through (iii).  Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Security Holders to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.

1.2          Irrevocable Proxy.  (a) Each Security Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Security Holder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in such Security Holder’s name, place and stead, to vote its Subject Securities, or grant a consent or approval in respect of its Subject Securities, in the manner described in Section 1.1 if, at least two Business Days prior to the applicable voting deadline, (x) such Security Holder has not voted such Subject Securities in the manner described in Section 1.1 or (y) such Security Holder has not delivered to the Company, prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy directing that the Subject Securities of such Security Holder be voted as described in Section 1.1; provided, further, that any grant of such proxy shall only entitle the Company or any individual designated in writing by the Company to vote on the matters described in Section 1.1 and such Security Holder shall retain the authority to vote on all other matters.

(b)          Each Security Holder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Security Holder under this Agreement.  Each Security Holder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked.  Each Security Holder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

(c)          Notwithstanding anything herein to the contrary, the proxy and appointment granted by each Security Holder shall be automatically revoked, terminated and of no further force or effect, without any action by any Security Holder, upon the valid termination of this Agreement in accordance with Section 6.3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SECURITY HOLDERS

Each Security Holder represents and warrants to the Company that:

2.1          Authorization; Binding Agreement.

(a)          In the case of a Security Holder who is not a natural person, such Security Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Such Security Holder has the necessary power and authority (in the case of a Security Holder who is not a natural person) or legal capacity (in the case of a Security Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.

(b)          In the case of a Security Holder who is not a natural person, the execution and delivery of this Agreement by such Security Holder has been duly and validly authorized by all necessary organizational action on the part of such Security Holder, and no other organizational proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  If such Security Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)          This Agreement has been duly and validly executed and delivered by such Security Holder and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms subject to the Enforceability Exceptions.

2.2          Non-Contravention.  Neither the execution and delivery of this Agreement by such Security Holder nor the consummation of the transactions contemplated hereby nor compliance by such Security Holder with any provisions herein will:

(a)          require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority on the part of such Security Holder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder;

(b)          violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract (including any constituent or organizational documents of such Security Holder) or other legally binding instrument or obligation to which such Security Holder is a party or by which such Security Holder or any of its assets may be bound;

(c)          result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including the Subject Securities) of such Security Holder (other than any restrictions created by this Agreement or the Company, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)); or

(d)          violate any Laws or Orders applicable to such Security Holder or by which any of its assets (including the Subject Securities) are bound, except as would not, in the case of each of the preceding clauses (a) through (c), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Security Holder’s ability to timely perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Security Holder.  Other than any filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by such Security Holder from, or to be given by such Security Holder to, or to be made by such Security Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Security Holder of this Agreement.

2.3          Ownership of Subject Securities; Total Shares.  Such Security Holder is, as of the date hereof, and will be, at all times prior to the valid termination of this Agreement in accordance with Section 6.3, the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Security Holder’s Subject Securities set forth opposite such Security Holder’s name on Schedule A hereto and has, as of the date hereof, and will have, at all times prior to the valid termination of this Agreement in accordance with Section 6.3, good and marketable title to all such Subject Securities free and clear of any Lien, except Permitted Encumbrances, in each case, except to the extent such Subject Securities have been Transferred to Permitted Transferees in accordance with Section 5.1.  Without limiting the foregoing, as of the date hereof, other than the Subject Securities and any Company Equity Awards, such Security Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

2.4          Voting Power.  Such Security Holder has full voting power with respect to all its Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all its Subject Securities, subject to any Permitted Encumbrances, and as applicable, subject to the restriction set forth in Section 9(f) of the Series C Certificate of Designations.  Except for the Series B Certificate of Designations and the Series C Certificate of Designations, none of the Subject Securities of such Security Holder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.  Such Security Holder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with, the performance of such Security Holder’s obligations hereunder.

2.5          Reliance.  Such Security Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Security Holder’s execution, delivery and performance of this Agreement.

2.6          Absence of Litigation.  As of the date hereof, there is no Action pending against, or, to the knowledge of such Security Holder, threatened in writing against such Security Holder or any of such Security Holder’s assets (including its Subject Securities) before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by such Security Holder of the transactions contemplated by this Agreement or otherwise materially impair such Security Holder’s ability to perform its obligations hereunder.

2.7          Brokers.  No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses, from the Company prior to the Effective Time in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Security Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Security Holders that:

3.1          Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

3.2          Authority for This Agreement.  The Company has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Security Holders, this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.

3.3          Non-Contravention.  None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or Order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by the Company.

3.4          Absence of Litigation.  As of the date hereof, there is no Action pending against, or, to the knowledge of the Company, threatened in writing against the Company before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by the Company of the transactions contemplated by this Agreement or otherwise materially impair the Company’s ability to perform its obligations hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HWIC

HWIC represents and warrants to the Company that:

4.1          Organization and Qualification.  HWIC is duly organized, validly existing and in good standing under the Laws of Canada.

4.2          Authority for This Agreement.  HWIC has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby.  HWIC has the power and authority to cause each Security Holder and any Permitted Transferee to comply with the terms of this Agreement and shall cause each Security Holder and any Permitted Transferee to so comply.  The execution and delivery of this Agreement by the HWIC has been duly and validly authorized by all necessary corporate action on the part of HWIC, and no other corporate proceedings on the part of HWIC are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by HWIC, and assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legal, valid and binding obligation of HWIC and is enforceable against HWIC in accordance with its terms subject to the Enforceability Exceptions.

ARTICLE V
ADDITIONAL COVENANTS

5.1          No Transfer; No Inconsistent Arrangements. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.3, the Security Holders shall not, directly or indirectly, without the prior written consent of the Company (acting at the direction of the Special Committee):

(a) create or permit to exist any Lien (other than Liens as may be applicable under the Securities Act or other applicable securities Laws) on any of the Subject Securities;

(b) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities or any right, title or interest thereto (including any right or power to vote to which the Security Holders may be entitled);

(c) enter into (or cause to be entered into) any Contract with respect to any Transfer described in the preceding clause (b);

(d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Securities;

(e) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities (other than this Agreement);

(f) enter into any Contract, voting trust or other agreement or arrangement, or otherwise take any other action that is inconsistent with, or would in any way restrict, limit, violate or interfere or conflict with the performance of the Security Holders’ obligations hereunder or otherwise make any representation or warranty of the Security Holders herein untrue or incorrect as though made on the date of such Contract or action; or

(g) approve or consent to any of the foregoing.

Any action taken in violation of the foregoing sentence shall be null and void ab initio.  If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by the Security Holders’ trustees in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 6.3.

Notwithstanding the foregoing, the Security Holder may make Transfers of Subject Securities to any “Permitted Transferee” (as defined below), provided that such Permitted Transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to the Company (acting at the direction of the Special Committee)) agreeing to be bound as a “Security Holder” by the same terms hereof.  A “Permitted Transferee” means any controlled Affiliate of Fairfax Financial Holdings Limited.

5.2          Company Preferred Stock; Warrants.

(a)          The Security Holders hereby acknowledge and agree that (i) immediately after the Effective Time, each share of Company Series B Preferred Stock and Company Series C Preferred Stock shall remain outstanding in accordance with the terms of the applicable Certificate of Designations and (ii) neither the execution and delivery of the Merger Agreement nor the consummation of the Transactions, including the Merger, shall require any vote or consent of any Security Holder, pursuant to, as applicable, Section 15(c) of the Series A Certificate of Designations, Section 9(c) of the Series B Certificate of Designations or Section 9(c) of the Series C Certificate of Designations.

(b)          The Security Holders hereby acknowledge and agree that (i) immediately after the Effective Time, each Company Warrant shall remain outstanding in accordance with the terms of the warrant agreement applicable to such Company Warrant and (ii) neither the execution and delivery of the Merger Agreement nor the consummation of the Transactions, including the Merger, shall require any vote or consent of any Security Holder, pursuant to, as applicable, any such warrant agreement.

5.3          Public Announcements, Documentation and Information.  None of the Security Holders or any of their respective Affiliates, or any Representative acting on behalf of the Security Holders or their respective Affiliates, shall make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company (acting at the direction of the Special Committee) (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, including (i) Section 13(d) of the Exchange Act, (ii) any applicable Canadian securities laws or stock exchange rules and (iii) the rules or regulations of NYSE or any United States national securities exchange on which the Shares are then traded, in which case the issuing party shall use reasonable best efforts to consult with the Company before issuing any press release or making any public statements.  The Security Holders and HWIC consent to and hereby authorize the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document, that the Company reasonably determines to be necessary in connection with the Transactions, including the Proxy Statement and Schedule 13E-3, the Security Holders’ identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Security Holders’ and HWIC’s commitments and obligations under this Agreement, and the Security Holders and HWIC acknowledge that the Company may (provided that the Security Holders and HWIC shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Security Holders or HWIC by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed) file this Agreement or a form hereof with the SEC or any other Governmental Authority, subject to the redaction of Schedule A to the extent permitted by Regulation S-K of the Securities Act or other applicable federal securities rules.  The Security Holders agree to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents, and the Security Holders agree to promptly notify the Company of any required corrections with respect to any written information supplied by the Security Holders specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.  For the avoidance of doubt, nothing in this Section 5.3 shall limit Parent, Merger Sub or the Company from issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby or the Merger Agreement or the Transactions made in accordance with Section 7.08 of the Merger Agreement.

5.4          New Shares; Adjustments.  Any shares of capital stock or other equity securities of the Company that are issued to, or that any Security Holder acquires record or beneficial ownership of, after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 6.3, whether pursuant to purchase, exercise, exchange or conversion of, including shares issued upon the vesting of a Company PSU or Company RSU, or other transaction involving any and all options, rights or other securities (“New Shares”), shall automatically be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities, and the term “Subject Securities” shall be deemed to refer to and include such securities.

5.5          Waiver of Certain Actions.  The Security Holders and HWIC hereby agree not to commence, participate in, assist or knowingly encourage in any way, and agree to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company or any of its successors or Affiliates and each of their successors and assigns and their respective directors and officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms thereof or (ii) alleging a breach of any fiduciary duty of the Board or the Special Committee (or the applicable directors serving on the Board or the Special Committee) or their respective Representatives in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby (including the negotiation or entry into any such agreement).

ARTICLE VI
MISCELLANEOUS

6.1          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.1):

(a)          if to a Security Holder, to such Security Holder’s address or email address set forth across from such Security Holder’s name on Schedule A.

(b)          if to the Company:

Kennedy-Wilson Holdings, Inc.
151 South El Camino Drive
Beverly Hills, CA 90212
Attention:      Bailey Wilson Benzie
Email:            [***]

and with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 400
Los Angeles, CA 90071
Attention:      Julian Kleindorfer
Email:            julian.kleindorfer@lw.com

and with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention:	Faiza J. Saeed George F. Schoen Cole DuMond Alexander E. Greenberg
Email:	fsaeed@cravath.com gschoen@cravath.com cdumond@cravath.com agreenberg@cravath.com

(c)          if to HWIC:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 800
Toronto, Ontario, A6, M5J 2N7
Attention: General Counsel
Email: [***]

with copies (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
Email:  sean.skiffington@aoshearman.com
Attention:  Sean Skiffington

6.2          Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Security Holder (or a designee of any Security Holder) who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising their fiduciary duties), including by voting, in their capacity as a director or officer of the Company, in such Security Holder’s (or its designee’s) sole discretion on any matter (it being understood that this Agreement shall apply to each Security Holder solely in such Security Holder’s capacity as a stockholder of the Company).

6.3          Termination.

(a)          This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of:

(i)          the valid termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this Agreement pursuant to this Section 6.3);

(ii)           the Effective Time; and

(iii)          the mutual written consent of all of the Parties (in the case of the Company, acting at the direction of the Special Committee).

(b)          Upon the valid termination of this Agreement in accordance with Section 6.3(a), no Party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article VI shall survive in full force and effect such termination of this Agreement.  Nothing set forth in this Section 6.3 shall relieve any Party from liability for any breach of this Agreement prior to the termination of this Agreement.

6.4          Interpretation and Rules of Construction.  Section 10.03 of the Merger Agreement (other than the fifth, tenth, thirteenth and sixteenth sentence thereof) shall apply to, and govern, this Agreement, mutatis mutandis.

6.5          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner materially adverse to any Party; provided that the Parties intend that the remedies and limitations thereon contained in this Agreement, including Section 6.13, shall not be severable or subject to modification in any manner that increases the liabilities or obligations of any Party or Non-Recourse Party (as defined below), and these provisions shall be construed as an integral provision of this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced (except those referenced in the immediately preceding proviso), the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the matters contemplated hereby be effected as originally contemplated to the fullest extent possible.

6.6          Entire Agreement.  This Agreement (including Schedule A), taken together with the Merger Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

6.7          Assignment.  Neither this Agreement nor any of the Parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided that, with respect to any such assignment by the Company, the Special Committee has approved such assignment; provided, further, that any Security Holder may assign its rights, interests, and obligations, in whole or in part, to any Permitted Transferee in accordance with Section 5.1.  No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentence, any purported assignment without any such required consent and not pursuant to an exception described herein shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

6.8          Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the rights of the Non-Recourse Parties set forth in Section 6.13.

6.9          Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.  The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law.  Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  The Parties acknowledge and agree that the right of specific performance contemplated by this Section 6.9 is an integral part of this Agreement, and without that right, none of the Parties would have entered into this Agreement.

6.10        Governing Law.

(a)          This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of the Laws of any jurisdiction other than those of the State of Delaware.

(b)          The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware.  Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 6.1; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

6.11        Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS.  EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

6.12        Amendments and Modifications; Waivers.  This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the Parties or, in the case of a waiver, on behalf of each of the Parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable; provided that, with respect to the Company, the Special Committee has approved such amendment, modification or waiver.  The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

6.13        Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party, except for claims that the Company may assert in accordance with the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter (and solely against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable). No former, current or future officers, employees, directors, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the matters contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or in connection with the matters contemplated hereby shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert (A) against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable.  Notwithstanding anything to the contrary, the Security Holders shall not constitute “Non-Recourse Parties” for purposes of this Agreement.

6.14        Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.15        Expenses.  Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transaction is consummated.

6.16        Further Assurances.  Upon the reasonable request of the Company, the Security Holders will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.

6.17        No Ownership Interest.  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities.  All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Security Holders, and the Company shall not have any authority to exercise any power or authority to direct the Security Holders in the voting of any of the Subject Securities, except as otherwise provided herein or subject to the restriction set forth in the Series C Certificate of Designations.

6.18        Certain Defined Terms.  This Agreement is a “Voting Agreement” as defined in the Merger Agreement.

[Signature Pages Follow]

The Parties are executing this Agreement on the date set forth in the introductory paragraph.

COMPANY

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Senior Executive Vice President, Chief Financial Officer

[Signature Page to Voting and Support Agreement]

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of all entities set out on Schedule A hereto

By:	/s/ Peter Clarke

Name:	Peter Clarke

Title:	Chief Risk Officer

[Signature Page to Voting and Support Agreement]

Schedule A

[Intentionally Omitted]